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                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 26 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 8, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Report of Chase Balanced Fund, Chase Core Equity Fund, Chase Equity Growth Fund, Chase Equity Income Fund, Chase Small Capitalization Fund, Chase Income Fund, Chase Intermediate Term Bond Fund, Chase Money Market Fund, Chase Short-Intermediate Term U.S. Securities Fund and Chase U.S. Government Securities Fund (separately managed portfolios of Mutual Fund Investment Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants," in the Statement of Additional Information.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036

April 28, 1999